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                                                        EXHIBIT 10.2

                 FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT


   FIRST AMENDMENT AND WAIVER, dated as of September 28, 1995 (this "Amendment"), to the Credit Agreement, dated as of March 24, 1995 (the "Credit Agreement"), among ROADWAY SERVICES, INC., an Ohio corporation (the "Borrower"), the several banks and other financial institutions parties thereto (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as agent (in such capacity the "Agent") for the Lenders.

                             W I T N E S S E T H :

   WHEREAS, the Borrower has requested the Agent and the Lenders to agree to amend certain provisions of the Credit Agreement and to waive certain other provisions of the Credit Agreement as set forth in this Amendment; and

   WHEREAS, the Agent and the Lenders are willing to agree to such amendments and waivers, but only on the terms and subject to the conditions set forth in this Amendment;

   NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

   1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

   2.  Amendment to Section 1.1.  Section 1.1 is hereby amended by:

   (a) adding thereto the following definitions in the proper alphabetical order:

   "Spin-Off": the distribution by the Borrower to the shareholders of the Borrower of the Capital Stock of Roadway Express Inc., a Delaware corporation.

   "Utilization Fee":  as defined in subsection 2.4A.

   (b) amending the definition of "Minimum Consolidated Net Worth" by deleting the amount "$750,000,000" therein and substituting in lieu thereof the amount of "$700,000,000."

   3. Amendment to Section 2. Section 2 is hereby amended by adding thereto the following subsection 2.4A:
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                                                                        2

   "Section 2.4A Utilization Fee. The Borrower agrees to pay to the Agent for the account of each Lender a utilization fee (the "Utilization Fee") on the aggregate principal amount of the Loans outstanding for each day during which the aggregate principal amount of the Loans exceeds 66-2/3% of the Commitments, payable quarterly in arrears on the last day of each March, June, September and December and, if applicable, on the Termination Date or such later date upon which the Loans shall be paid in full. The Utilization Fee will be equal to the applicable rate per annum set forth under the heading "Utilization Fee" on
Schedule II hereto which corresponds to the Debt/Capitalization Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding the fiscal quarter with respect to which the Utilization Fee is due; provided that in the event that the financial statements required to be delivered pursuant to subsections 5.1(a) and (b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 5.2(a), are not delivered when due, then
(x) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Utilization Fee increases from that applicable to the prior period as a result of the delivery of such financial statements, then the Utilization Fee during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (z) below, be the Utilization Fee as so increased; (y) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Utilization Fee decreases from that applicable to the prior period as a result of the delivery of such financial statements, then such decrease in the Utilization Fee shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and (z) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Utilization Fee shall be .125% (it being understood that the foregoing shall not limit the rights of the Agent and the Banks set forth in
Section 7)."

   4. Amendment to Subsection 2.4. The third sentence of subsection 2.4 is hereby amended by deleting the words "subsection 5.2(b)" in the proviso thereto and substituting therefor the words "subsection 5.2(a)."





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                                                                        3

   5.  Amendment to Subsection 2.13(a).  Subsection 2.13(a) is hereby amended by:

   (a) inserting the words "Utilization Fee" immediately after the words "Facility Fee" in the first sentence thereof; and

   (b) inserting the words "and Utilization Fee" immediately following the words "Facility Fee" in the second sentence thereof.

   6.  Amendment to Subsection 2.12(c).  Subsection 2.12(c) is hereby amended by:

   (a) inserting the words ", utilization fee" after the words "facility fee" in clause (iii) thereof; and

   (b) inserting the words ", utilization fee" after the words "facility fee" in clause (v) thereof.

   7. Amendment to Subsection 2.15(a). The second sentence of Subsection 2.15(a) is hereby amended by inserting the words "and Utilization Fees payable hereunder" immediately after the words "Revolving Credit Loans."

   8. Amendment to Subsection 3.1. Subsection 3.1 is hereby amended by inserting after the words "sale, transfer or other disposition" the words "(other than the Spin-Off)."

   9. Amendment to Subsection 3.2. Subsection 3.2 is hereby amended by inserting after the words "development or event" the words "(other than the Spin-Off)."

   10. Waiver of Subsection 6.3. The Lenders hereby waive compliance by the Borrower with the provisions of subsection 6.3 of the Credit Agreement to the extent, and only to the extent, necessary for the Borrower to effectuate the Spin-Off.

   11. Waiver of Subsection 6.4. The Lenders hereby waive compliance by the Borrower with the provisions of subsection 6.4 of the Credit Agreement to the extent, and only to the extent, necessary for the Borrower to effectuate the Spin-Off.

   12. Amendment to Schedule II. Schedule II is hereby amended by deleting the existing Schedule II and substituting therefor Schedule II to this Amendment.

   13. Representations and Warranties. The Borrower hereby confirms that, after giving effect to the amendments and waiver provided for herein, (i) the representations and warranties contained in Section 3 of the Credit Agreement are true and correct in all material respects on and as of the date hereof and no Default or Event of Default has occurred and is





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                                                                    4
continuing, and (ii) the Borrower has all necessary power and has taken all corporate action necessary to approve and authorize this Amendment.

   14. No Other Amendments or Waivers. Except as expressly amended hereby, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

   15. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

   16. Conditions of Effectiveness. This Amendment shall become effective on the later of (a) the date on which the Spin-Off is consummated and (b) the date on which the Borrower and the Majority Lenders shall have executed a counterpart of this Amendment, and the Agent shall have received confirmation of such execution.

   17. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

   18. Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Agent in connection with the preparation, execution and delivery of this Amendment.





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                                                                              5

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                         ROADWAY SERVICES, INC.

                                         By:____________________________________
                                            Title:


                                         CHEMICAL BANK, as Agent and as a Lender


                                         By:____________________________________
                                            Title:


                                         ABN-AMRO BANK N.V.


                                         By:____________________________________
                                            Title:


                                         NATIONAL CITY BANK


                                         By:____________________________________
                                            Title:


                                         SOCIETY NATIONAL BANK


                                         By:____________________________________
                                            Title:


                                         BANK ONE, AKRON, N.A.


                                         By:____________________________________
                                            Title:





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                                                                               6

                                                                     Schedule II




                                  APPLICABLE MARGIN/FACILITY FEE/UTILIZATION FEE



Debt/Capitalization                               Applicable          Facility            Utilization
       Ratio                       Level            Margin              Fee                   Fee
-------------------                -----          ----------          --------            -----------
  Equal to or less                   I              .14%                .06%                 .05%
     than 10%:

  Equal to or less                  II              .165%              .065%                 .05%
than 20% but greater
     than 10%:

  Equal to or less                  III             .20%               .075%                 .075%
than 25% but greater
     than 20%:

  Equal to or less                  IV              .21%                .09%                 .075%
than 30% but greater
     than 25%:

  Equal to or less                   V              .24%                .12%                 .10%
than 40% but greater
     than 30%:

  Less than 50% but                 VI              .30%                .20%                 .125%
  greater than 40%:

  Greater than or                   VII             .50%                .25%                 .125%
    equal to 50%:
